Exhibit (i)(2)

                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 47 to the Registration Statement of Eaton Vance Investment Trust (1933 Act File No. 33-1121) of my opinion dated July 23, 2003, which was filed as Exhibit (i) to Post-Effective Amendment No. 46.


                                        /s/ Maureen A. Gemma
                                        Maureen A. Gemma, Esq.


May 27, 2004
Boston, Massachusetts